EXHIBIT 99.1

CISCO SYSTEMS, INC.

WEBEX ACQUISITION LONG-TERM INCENTIVE PLAN

EFFECTIVE AS OF MAY 25, 2007

CISCO SYSTEMS, INC.

WEBEX ACQUISITION LONG-TERM INCENTIVE PLAN

EFFECTIVE AS OF MAY 25, 2007

SECTION 1. INTRODUCTION.

The Cisco Systems, Inc. WebEx Long-Term Incentive Plan constitutes an amendment, restatement and renaming of the WebEx 2000 SIP. However, except as set forth in Section 5(b), this Cisco Systems, Inc. WebEx Long-Term Incentive Plan shall not govern the Assumed Awards and each Assumed Award shall instead be governed and administered in accordance with its original terms (including the terms of the WebEx 2000 SIP under which the award was made), as modified by the applicable Assumption Agreement and the Merger Agreement. The WebEx 2000 SIP as in effect immediately prior to its amendment and restatement hereby is attached hereto as Appendix A. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, apply the terms of this Cisco Systems, Inc. WebEx Long-Term Incentive Plan to any Assumed Award except as would (i) be inconsistent with the terms of such award and materially detrimental to the holder thereof, (ii) be prohibited under applicable law, or (iii) require approval of the Company’s stockholders.

The Plan is established to utilize all unissued shares of WebEx common stock reserved for issuance under the WebEx 2000 SIP as of the Effective Time. However, no additional shares will be added to the Plan pursuant to the evergreen provision set forth in Section 5(b) of the WebEx 2000 SIP.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company. The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may only be Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). No Award made under the Plan shall be intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement, or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Assumed Awards” means “Company Options,” “Company SARs,” and “Company RSUs,” each as defined in the Merger Agreement, granted under the WebEx 2000 SIP prior to the Effective Time and that are outstanding immediately prior to the Effective Time, whether vested or unvested, and in the case of Company Options and Company SARs are unexpired and unexercised.

(c) “Assumption Agreement” means a written letter, agreement or other notice approved by the Company, which Assumption Agreement sets forth the terms and conditions of an Assumed Award.

(d) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan. For the avoidance of doubt, the term “Award” and the terms “Option,” “SAR,” “Stock Grant” or “Stock Unit” shall not include Assumed Awards.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides, and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(g) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(h) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(j) “Committee” means a committee described in Section 3.

(k) “Common Stock” means the Company’s common stock.

(l) “Company” means Cisco Systems, Inc., a California corporation.

(m) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director.

(n) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(o) “Director” means a member of the Board.

(p) “Disability”, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(q) “Effective Time” means the time the “Certificate of Merger” (as such term is defined in the Merger Agreement) is filed with the Secretary of State of the State of Delaware.

(r) “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(u) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(v) “Fiscal Year” means the Company’s fiscal year.

(w) “Grant” means any grant of an Award under the Plan.

(x) “Key Employee” means an Employee who has been selected by the Committee to receive an Award under the Plan who both (A) had been employed by WebEx or its subsidiaries on or after the Effective Time and (B) was not employed by the Company or the subsidiaries of the Company (other than WebEx or its subsidiaries acquired by the Company under the Merger Agreement) at the Effective Time.

(y) “Merger Agreement” means the Agreement and Plan of Merger by and among Cisco Systems, Inc., Wonder Acquisition Corp. and WebEx Communications, Inc., dated as of March 15, 2007.

(z) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an incentive stock option described in Code Section 422.

(aa) “Option” means an NSO granted under the Plan entitling the Optionee to purchase Shares.

(bb) “Optionee” means an individual, estate or other entity that holds an Option.

(cc) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(dd) “Participant” means an individual or estate or other entity that holds an Award.

(ee) “Plan” means this Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan as it may be amended from time to time. For the avoidance of doubt, references herein to the “Plan” shall not refer to the WebEx 2000 SIP prior to its amendment and restatement hereby.

(ff) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).

(gg) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(hh) “SEC” means the Securities and Exchange Commission.

(ii) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Service” means service as an Employee, Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(ll) “Share” means one share of Common Stock.

(mm) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(nn) “Stock Grant” means Shares awarded under the Plan.

(oo) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(pp) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(qq) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(rr) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(ss) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt) “WebEx” means WebEx Communications, Inc.

(uu) “WebEx 2000 SIP” means the WebEx Communications, Inc. 2000 Stock Incentive Plan.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation and Management Development Committee shall be the Committee.

Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Employees who are not Section 16 Persons, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement, or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(c) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(d) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award.

(e) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(f) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s

Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards and Assumed Awards under the Plan shall not exceed 15,319,994 Shares, subject to adjustment pursuant to Section 11. The number of Shares that are subject to Awards and Assumed Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.

(b) Additional Shares. If Awards or Assumed Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards or Assumed Awards shall again become available for Awards under the Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed nine years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be nine years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(a) Surrender of Stock. Payment for all or any part of the Exercise Price of Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(b) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(c) Other Forms of Payment. Payment for all or any part of the Exercise Price of Options may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. The Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed nine years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be nine years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, unless there is approval by the Company shareholders, the Committee may not Re-Price outstanding SARs and no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Payment for Stock Units. Stock Units shall be issued without consideration.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall only become effective upon the Effective Time. The Plan shall terminate on March 28, 2010 and may be terminated on any earlier date pursuant to this Section 15.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent. No Awards shall be granted under the Plan before the Effective Time or after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

Appendix A

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

(Adopted by the Board on March 29, 2000)

(Amended and Restated by the Board Effective November 6, 2006)

Appendix A

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

(Amended and Restated by the Board Effective November 6, 2006)

SECTION 1. ESTABLISHMENT AND PURPOSE

The Plan was adopted by the Board of Directors effective March 29, 2000. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of either of the following events:

(ii) A change in the composition of the Board of Directors, as a result of which fewer than two-thirds of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back” date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who by the acquisition or aggregation of securities, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company. For purposes of this Subsection (d)(ii), the term “person” shall exclude a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary; or

(iii) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) March 29, 2000 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

Appendix A

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code “ shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof. The Committee shall have membership composition which enables the Options or other rights granted under the Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act.

(g) “Company” shall mean Webex Communications, Inc., a Delaware corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in the second sentence of Section 4(a) and Section 4(b).

(i) “Employee” shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary; (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member the Board of Directors; (iii) a member of the board of directors of a Subsidiary; or (iv) an independent contractor or advisor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor or advisor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a) and Section 4(b).

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” shall mean (i) the closing price of a Share on the principal exchange which the Shares are trading, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date which the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Code Section 422.

(n) “Lead Director” shall mean an Outside Director who, pursuant to written guidelines referenced in the charter of the Board of Directors’ Nominating and Governance Committee, is designated by the Board of Directors as the “Lead Director”.

(o) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(p) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(q) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Optionee” shall mean an individual or estate who holds an Option or SAR.

Appendix A

(s) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in the second sentence of Section 4(a).

(t) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a parent commencing as of such date.

(u) “Participant” shall mean an individual or estate who holds an Award.

(v) “Plan” shall mean this 2000 Stock Incentive Plan of WebEx Communications, Inc., as amended from time to time.

(w) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x) “Restricted Share” shall mean a Share awarded under the Plan.

(y) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(z) “SAR” shall mean a stock appreciation right granted under the Plan.

(aa) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(bb) “Service” shall mean service as an Employee. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law; provided, however, that the vesting of an Award shall be suspended for the period of such leave of absence unless the continuation of vesting during the period of such leave is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(cc) “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(dd) “Stock” shall mean the Common Stock of the Company.

(ee) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ff) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(gg) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(hh) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

Appendix A

(ii) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

SECTION 3. ADMINISTRATION

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act or the Board itself.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so grant.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

Appendix A

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY

(a) General Rule. Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

(b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

(i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

(ii) Each Outside Director shall automatically be granted a SAR in the amount of 30,000 Shares (subject to adjustment under Section 12) as a result of their appointment as an Outside Director. In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders occurring after 2003 and following the meeting at which such person’s appointment to the Board was approved by the stockholders, each Outside Director who (i) will continue serving as a member of the Board thereafter, and (ii) who has been a member of the Board for at least six months as of the annual meeting shall receive a SAR in the amount of 10,000 Shares (subject to adjustment under Section 12). In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders occurring after 2003 and following such person’s appointment as Lead Director, a Lead Director (i) who will continue serving as the Lead Director thereafter, and (ii) who has been a member of the Board for at least six months as of the annual meeting shall receive a SAR in the amount of 5,000 Shares (subject to adjustment under Section 12). Vesting of such grants will terminate upon conclusion of service for the respective positions.

(iii) The Exercise Price of all SARs granted to an Outside Director under this Section 4(b) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, with exercise and payment to occur as provided in Section 10(f).

(iv) Each SAR granted under Section 4(b)(ii) shall become exercisable in 48 equal monthly installments on each of the first 48 monthly anniversaries of the date of the grant. Notwithstanding the foregoing, each Outside Director’s initial SAR grant and any additional SAR grants shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

Appendix A

(v) All SARs granted to an Outside Director under this Section 4(b) shall terminate on the earliest of (A) the tenth (10 th ) anniversary of the date of grant of such SARs or (B) the date twelve (12) months after the termination of such Outside Director’s service for any reason.

(c) Limitation On Grants. No Employee shall be granted Options to purchase more than one million (1,000,000) Shares in any fiscal year of the Company (subject to adjustment in accordance with Section 12).

(d) Ten Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code Section 422(c)(5).

(e) Attribution Rules. For purposes of Subsection 4(d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(f) Outstanding Stock. For purposes of Subsection 4(d) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed nine million (9,000,000) Shares, plus the additional Shares described in Sections (b) and (c). The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

(b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) five million five hundred thousand (5,500,000) shares, (ii) eight percent (8%) of the outstanding shares of Stock of the Company on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

(d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

Appendix A

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one (1) or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company’s independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A . The Committee shall determine such target not later than the 90 th day of such period. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES

(a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion.

(c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

(d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(e) Sub Plan for France. Any Options granted to Employees that are subject to taxation in France shall be subject to the terms and conditions of the Sub Plan for France, which is an Addendum to the Plan. The additional terms and conditions of the Sub Plan for France are to be read in conjunction with the rules of the Plan. Conflicts of interpretation between the Plan and Sub Plan for France shall be resolved in favor of the Sub Plan for France only with respect to Options granted to Employees that are subject to taxation in France.

(f) Non-U.S. Employees. With respect to any Participating Company which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law to meet the objectives and purpose of the Plan, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option

Appendix A

Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than one million (1,000,000) Shares.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d). Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Sections 9.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (five (5) years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Nontransferability. During an Optionee’s lifetime, his Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee’s death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

(g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the limitation that in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

Appendix A

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections 9(b) through 9(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any for that is unlawful, as determined by the Committee in it sole discretion.

SECTION 10. STOCK APPRECIATION RIGHTS

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than one million (1,000,000) Shares, except that SARs

Appendix A

granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than five hundred thousand (500,000) Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Agreement otherwise provides, if, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

(e) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

Appendix A

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments in each of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 4(c), 8(b) and 10(b);

(iii) The number of SARs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

Appendix A

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS

The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive SARs, NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, SARs, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such SARs, NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of SARs, NSOs, Restricted Shares or Stock Units. The number of SARs, NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such SARs, NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

Appendix A

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan, and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. WITHHOLDING TAXES

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS

(a) Scope of Limitation. This Section 18 shall apply to an Award if the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 18. If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

Appendix A

(d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

(e) Related Corporations. For purposes of this Section 18, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 19. NO EMPLOYMENT RIGHTS

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS

(a) Term of the Plan. The amended and restated Plan, as set forth herein, shall terminate automatically ten years after its adoption and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION

To record the adoption of the amended and restated Plan by the Board of Directors effective as of November 6, 2006, the Company has caused its authorized officer to execute the same.

WEBEX COMMUNICATIONS, INC.

By:	/s/ Subrah S. Iyar
Subrah S. Iyar President and Chief Executive Officer

Appendix A

ADDENDUM

WEBEX COMMUNICATIONS, INC.

2002 STOCK INCENTIVE PLAN

SUB FOR FRANCE

Additional Terms and Conditions for Employees Subject to Taxation in France

The additional terms and conditions detailed below are to be read in conjunction with the rules of the Plan. The terms used herein are defined in the Stock Option Agreement for employees subject to the laws in France. Any terms not specifically defined in the Stock Option Agreement for employees subject to the laws in France have the same meaning as defined in the Plan.

1.	Notwithstanding any other provision of the Plan, options may only be granted to individuals (hereafter the “beneficiaries” or “Participants”):

-	having an employment contract with the French subsidiary or a Group company as defined below, upon the date of grant;

-	and/or to the non-employed directors having a management function [the “président-directeur général”, the “directeur-général”, the “members of the “directoire”] of the French subsidiary or a Group company as defined below, upon the date of grant.

Options may not be issued under the French Sub Plan to employees or executives owning upon the date of grant more than ten percent (10%) of the Company’s capital shares.

-	A Group company is a company having the following capital links with the granting Company:

-	At least 10% of the French subsidiary capital is held, directly or indirectly, by the granting Company, or

-	the French subsidiary directly or indirectly holds at least 10% of the granting Company’s capital, or

-	at least 50% of the French subsidiary’s capital is held, directly or indirectly by a company which holds, directly or indirectly, at least 50% of the granting Company’s capital.

2.	Notwithstanding any other provision of the Plan, the Board can set the exercise price of any options granted under this sub-plan as the greater of fair market value on the date of grant or 80% of the average stock exchange price during the twenty days preceding the related grant or 80% of the average repurchase price of its own shares held by the Company to be allocated to beneficiaries.

3.	Notwithstanding any other provision of the Plan, options granted within a twenty (20) day period following a distribution of dividends or a capital increase of the Company shall not be deemed to have been granted under this Sub-Plan.

4.	Notwithstanding any other provision of the Plan, options granted within the following time periods shall be deemed not to have been granted under this Sub-Plan:

-	during the period of time between the ten stock exchange sessions preceding and following the date consolidated accounts are made public, or if no consolidated accounts, the date of publication of annual accounts, and

-	during the period of time between the date the Company becomes aware of information which would have a significant impact on the Company’s shares and the date after the end of ten stock exchange sessions following the date upon which the information is made public (pursuant to Article 70 of the bill modifying the last paragraph of Article 208-1 of law n°66-537 of 24 July 1966).

5.	Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board or the applicable

Appendix A

Committee, options will be exercisable under the vesting schedule set out in the Stock Option agreement for employees subject to the laws in France. Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this Sub Plan, as may be necessary or desirable to comply with the French applicable social or tax laws. Furthermore, the Board or the applicable Committee has the discretion to impose a restriction of up to three years on the sale of shares issued as a result of an option exercise.

6.	Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged. The exercise price can only be adjusted upon the occurrence of the events specified under July 24, 1966 corporate law (section 208-5) in accordance with French law.

7.	The total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of Webex Corporation, Inc.

Appendix A

Appendix A

Performance Criteria

The Board or Compensation Committee may, but need not, determine that an award shall vest or be granted subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee of the Board and will be designed to support the business strategy, and align executives’ interests with customer and shareholder interests. For awards that are intended to qualify as performance-based compensation under Section 162(m), performance goals will be based on one or more of the following business criteria: unit volume, revenues, customer satisfaction, quality, reliability, expenses, productivity, earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, return on assets, return on investments, working capital, registered users, product or service releases, and/or stock price. These criteria may be measured: individually, alternatively or in any combination; with respect to the Company, a subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

-i-

CISCO SYSTEMS, INC.

WEBEX ACQUISITION LONG-TERM INCENTIVE PLAN

NOTICE OF GRANT OF NONSTATUTORY STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) made to purchase shares of Cisco Systems, Inc. (the “Company”) common stock:

Optionee:
Grant Date:
Grant Number:

Number of Option Shares:	shares

Exercise Price: $	per share

Vesting Commencement Date:

Expiration Date:

Exercise Schedule

The Option shall vest and become exercisable with respect to (i) twenty percent (20%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of forty-eight (48) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the forty-eight (48)-month period measured from the first annual anniversary of the Vesting Commencement Date. In no event shall the Option vest and become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Should Optionee request a reduction to his or her work commitment to less than thirty (30) hours per week, then the Committee shall have the right, to extend the period over which the Option shall thereafter vest and become exercisable for the Option Shares during the remainder of the Option term. The decision whether or not to approve Optionee’s request for any reduced work commitment shall be at the sole discretion of the Company. In no event shall any extension of the Exercise Schedule for the Option Shares result in the extension of the Expiration Date of the Option.

Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the attached Stock Option Agreement or the Plan.

NONSTATUTORY STOCK OPTION AGREEMENT

Recitals

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees who were employed by WebEx Communications, Inc. or its subsidiaries on or after the effective time of the merger between the Company, Wonder Acquisition Corp., and WebEx Communications, Inc., and who were not employed by the Company or its subsidiaries (other than WebEx Communications, Inc. or its subsidiaries acquired by the Company in the merger) at the effective time of the merger.

B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, the attached Notice of Grant of Stock Option (the “Notice”), or the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Notice. The Option Shares shall be purchasable from time to time during the Option term specified in Paragraph 2 at the Exercise Price specified in the Notice.

2. Option Term. This Option shall have a maximum term of nine (9) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 4, 5 or 6.

3. Non-Transferability. This Option shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law. Notwithstanding the foregoing, should the Optionee die while holding this Option, then this Option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

4. Dates of Exercise. This Option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Paragraph 5 or 6. As an administrative matter, the exercisable portion of this Option may only be exercised until the close of the Nasdaq Global Select Market on the Expiration Date or the earlier termination date under Paragraph 5 or 6 or, if such date is not a trading day on the Nasdaq Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored. For example, if Optionee ceases to remain in Service as provided in Paragraph 5(i) and the date three (3) months from the date of cessation is Monday, July 4 (a holiday on which the Nasdaq Global Select Market is closed), Optionee must exercise the exercisable portion of this Option by 4 pm Eastern Daylight Time on Friday, July 1.

5. Cessation of Service. The Option term specified in Paragraph 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(i) Should Optionee cease to remain in Service for any reason (other than death, Disability or Cause) while this Option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(ii) If Optionee dies while this Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be outstanding, upon the earlier of (A) the expiration of the eighteen (18)- month period measured from the date of Optionee’s death or (B) the Expiration Date.

(iii) Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee shall have a period of eighteen (18) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(iv) Optionee’s date of cessation of Service shall mean the date upon which Optionee ceases active performance of services for the Company following the provision of such notification of termination or resignation from Service and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including Optionee’s contract of employment, and shall not otherwise include any period of notice of termination of employment, whether expressed or implied.

(v) During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of vested Option Shares for which the Option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. However, this Option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this Option is not otherwise at that time exercisable.

(vi) Should Optionee’s Service be terminated for Cause or should Optionee otherwise engage in activities constituting Cause while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding. In the event Optionee’s Service with the Company is suspended pending an investigation of whether Optionee’s Service will be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

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6.	Special Acceleration of Option

(a) This Option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully vested and exercisable, shall automatically accelerate so that this Option shall, immediately prior to the effective date of the Corporate Transaction, become vested and exercisable for all of the Option Shares at the time subject to this Option and may be exercised for any or all of those Option Shares as fully-vested Shares. No such acceleration of this Option, however, shall occur if and to the extent: (i) this Option is, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such Shares) and provides for subsequent pay-out in accordance with the same Exercise Schedule set forth in the Notice. The determination of option comparability under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

(b) Immediately following the effective date of the Corporate Transaction, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this Option is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of shares and the kind of shares or securities covered by the Option and the Exercise Price immediately after such Corporate Transaction, provided the aggregate Exercise Price shall remain the same.

(d) This Option, to the extent outstanding at the time of a Change in Control but not otherwise fully vested and exercisable, shall automatically accelerate so that this Option shall, immediately prior to the effective date of the Change in Control, become vested and exercisable for all of the Option Shares at the time subject to this Option and may be exercised for any or all of those Option Shares as fully-vested Shares. This Option shall remain so exercisable until the Expiration Date or sooner termination of the Option term.

(e) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, appropriate adjustments shall be made to (i) the total number and/or kind of shares or securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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8. Shareholder Rights. The holder of this Option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased Shares.

9.	Manner of Exercising Option.

(a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i) Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(A) cash or check which, in the Company’s sole discretion, shall be made payable to a Company-designated brokerage firm or the Company;

(B) as permitted by applicable law, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (I) to a Company-designated brokerage firm (or in the case of an executive officer or Board member of the Company, an Optionee-designated brokerage firm) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates and (II) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; and

(C) a promissory note payable to the Company, but only to the extent authorized by the Committee in accordance with Paragraph 13.

(ii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

(iii) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all tax withholding requirements applicable to the Option exercise.

(b) As soon as practical after the exercise date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) the purchased Option Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.

(c) In no event may this Option be exercised for any fractional Shares.

(d) Notwithstanding any other provisions of the Plan, this Agreement or any other agreement to the contrary, if at the time this Option is exercised, Optionee is indebted to the Company (or any Parent or Subsidiary) for any reason, the following actions shall be taken, as deemed appropriate by the Committee:

(i) any Shares to be issued upon such exercise shall automatically be pledged against Optionee’s outstanding indebtedness; and

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(ii) if this Option is exercised in accordance with subparagraph 9(a)(i)(B) above, the after tax proceeds of the sale of Optionee’s Shares shall automatically be applied to the outstanding balance of Optionee’s indebtedness.

10.	Compliance with Laws and Regulations.

(a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable laws, regulations and rules relating thereto, including all applicable regulations of any stock exchange (or the Nasdaq Global Select Market, if applicable) on which the Shares may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Optionee at the address maintained for the Optionee in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

13. Financing. The Committee may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Company. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Committee in its sole discretion.

14. Construction. The Notice, this Agreement, and the Option evidenced hereby (a) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (b) constitute the entire agreement between Optionee and the Company on the subject matter hereof and supercede all proposals, written or oral, and all other communications between the parties related to the subject matter. All decisions of the Committee with respect to any question or issue arising under the Notice, this Agreement or the Plan shall be conclusive and binding on all persons having an interest in this Option.

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15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to the conflict of laws principles thereof.

16. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without shareholder approval be issued under the Plan, then this Option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan and all applicable laws, regulations and rules.

17. Leave of Absence. Unless otherwise determined by the Committee, the following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(a) The Exercise Schedule in effect under the Notice shall be frozen as of the first day of the authorized leave, and this Option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

(b) In no event shall this Option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Service prior to the Expiration Date of the Option term.

18. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

19.	Authorization to Release Necessary Personal Information.

(a) Optionee hereby authorizes and directs Optionee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Optionee’s employment, the nature and amount of Optionee’s compensation and the fact and conditions of Optionee’s participation in the Plan (including, but not limited to, Optionee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of Options under the Plan or with whom Shares acquired upon exercise of this Option or cash from the sale of such shares may be deposited. Optionee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Optionee’s residence. Furthermore, Optionee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Optionee’s participation in the Plan.

(b) Optionee may at any time withdraw the consents herein, by contacting Optionee’s local human resources representative in writing. Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to exercise or realize benefits from the Option, and Optionee’s ability to participate in the Plan.

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20.	No Entitlement or Claims for Compensation.

(a) Optionee’s rights, if any, in respect of or in connection with this Option or any other Award is derived solely from the discretionary decision of the Company to permit Optionee to participate in the Plan and to benefit from a discretionary Award. By accepting this Option, Optionee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to Optionee. This Option is not intended to be compensation of a continuing or recurring nature, or part of Optionee’s normal or expected compensation, and in no way represents any portion of a Optionee’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Option or any other Award granted under the Plan shall be deemed to give Optionee a right to remain an Employee, Consultant or director of the Company, a Parent or a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of Optionee at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and Optionee shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Option or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(c) Optionee agrees that the Company may require Options granted hereunder be exercised with, and the Option Shares held by, a broker designated by the Company. In addition, Optionee agrees that his or her rights hereunder shall be subject to set-off by the Company for any valid debts the Optionee owes to the Company.

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CISCO SYSTEMS, INC.

WEBEX ACQUISITION LONG-TERM INCENTIVE PLAN

STOCK GRANT AGREEMENT

This Stock Grant Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between Cisco Systems, Inc., a California corporation (the “Company”), and you pursuant to the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan (the “Plan”). The material terms of this Stock Grant Award are as follows:

Employee ID:

Grant Date:

Grant Number:

Restricted Shares:

First Vest Date:	, 20 (the first annual anniversary of the vesting commencement date)

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1. Restricted Shares. Pursuant to the Plan, the Company hereby transfers to you, and you hereby accept from the Company, a Stock Grant Award consisting of the Restricted Shares, on the terms and conditions set forth herein and in the Plan.

2. Vesting of Restricted Shares. So long as your Service continues, the Restricted Shares shall vest in accordance with the following schedule: twenty percent (20%) of the total number of Restricted Shares issued pursuant to this Agreement shall vest on the First Vest Date and on each annual anniversary thereafter, unless otherwise provided by the Plan or Section 3 below. In the event of the termination of your Service for any reason, all unvested Restricted Shares shall be immediately forfeited without consideration. For purposes of facilitating the enforcement of the provisions of this Section 2, the Company may issue stop-transfer instructions on the Restricted Shares to the Company’s transfer agent, or otherwise hold the Restricted Shares in escrow, until the Restricted Shares have vested and you have satisfied all applicable obligations with respect to the Restricted Shares, including any applicable tax withholding obligations set forth in Section 5 below. Any new, substituted or additional securities or other property which is issued or distributed with respect to the unvested Restricted Shares shall be subject to the same terms and conditions as are applicable to the unvested Restricted Shares under this Agreement and the Plan.

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3.	Special Acceleration.

(a) To the extent the Restricted Shares are outstanding at the time of a Corporate Transaction, but not otherwise fully vested, such Restricted Shares shall automatically accelerate immediately prior to the effective date of the Corporate Transaction and shall become vested in full at that time. No such acceleration, however, shall occur if and to the extent: (i) this Stock Grant Agreement is, in connection with the Corporate Transaction, assumed by the successor corporation (or parent thereof), or (ii) the Restricted Shares are replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the Restricted Shares at the time of the Corporate Transaction and provides for subsequent pay-out in accordance with the vesting schedule set forth in Section 2 above.

(b) Immediately following the effective date of the Corporate Transaction, this Stock Grant Agreement shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this Stock Grant Agreement is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of shares and the kind of shares or securities covered by this Stock Grant Agreement immediately after such Corporate Transaction.

(d) To the extent the Restricted Shares are outstanding at the time of a Change in Control but not otherwise fully vested, such Restricted Shares shall automatically accelerate immediately prior to the effective date of the Change in Control and shall become vested in full at that time.

(e) This Stock Grant Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

4. Restriction on Election to Recognize Income in the Year of Grant. Under Section 83 of the Code, the Fair Market Value of the Restricted Shares on the date the Restricted Shares vest will be taxable as ordinary income at that time. You understand, acknowledge and agree that, as a condition to the grant of this Award, you may not elect to be taxed at the time the Restricted Shares are acquired by filing an election under Section 83(b) of the Code with the Internal Revenue Service.

5. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Shares which, at the sole discretion of the Company, may include (i) having the Company withhold Shares from the Restricted Shares held in escrow, or (ii) any other arrangement approved by the Company, in any case, equal in value to the amount necessary to satisfy any such withholding tax obligation. Such Shares shall be valued based on the Fair Market Value as of the day prior to the date that the amount of tax to be withheld is to be determined under applicable law. The Company shall not be required to release the Restricted Shares from the stop-transfer instructions or escrow unless and until such obligations are satisfied.

6. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company

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or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY STOCK GRANT AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

7. Non-Transferability of Restricted Shares. Restricted Shares which have not vested pursuant to Section 2 above shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. However, this Section 7 shall not preclude you from designating a beneficiary who will receive any vested Restricted Shares in the event of the your death, nor shall it preclude a transfer of vested Restricted Shares by will or by the laws of descent and distribution.

8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Restricted Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Restricted Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Restricted Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Restricted Shares may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11. Voting and Other Rights. Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of the Company while the Restricted Shares are subject to stop-transfer instructions, or otherwise held in escrow, including the right to vote and to receive dividends (if any).

12.	Authorization to Release Necessary Personal Information.

(a) You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any

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requisite transfer to a broker or other third party assisting with the administration of this Stock Grant Award under the Plan or with whom Shares acquired pursuant to this Stock Grant Award or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for your participation in the Plan.

(b) You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to exercise or realize benefits from this Stock Grant Award, and your ability to participate in the Plan.

13.	No Entitlement or Claims for Compensation.

(a) Your rights, if any, in respect of or in connection with this Stock Grant Award or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Stock Grant Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This Stock Grant Award is not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Stock Grant Award or any other Award granted under the Plan shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Stock Grant Award or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(c) You agree that the Company may require that Restricted Shares be held by a broker designated by the Company. In addition, you agree that your rights hereunder shall be subject to set-off by the Company for any valid debts you owe the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

15. Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to you at the address maintained for you in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

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16. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

17. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

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CISCO SYSTEMS, INC.

WEBEX ACQUISITION LONG-TERM INCENTIVE PLAN

STOCK UNIT AGREEMENT

This Stock Unit Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between Cisco Systems, Inc., a California corporation (the “Company”), and you pursuant to the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan (the “Plan”). The material terms of this Stock Unit Award are as follows:

Employee ID:
Grant Date:
Grant Number:
Restricted Stock Units:
First Vest Date:	(the first annual anniversary of the vesting commencement date)

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1. Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, Restricted Stock Units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share, on the terms and conditions set forth herein and in the Plan.

2. Vesting of Restricted Stock Units. So long as your Service continues, the Restricted Stock Units shall vest in accordance with the following schedule: [thirty-three and one-third (33 1/3%)] [twenty-five percent (25%)] [twenty percent (20%)] of the total number of Restricted Stock Units granted pursuant to this Agreement shall vest on the First Vest Date and [on each annual anniversary thereafter], [the balance of the Restricted Stock Units shall vest in a series of twelve (12) successive equal quarterly installments upon your completion of each additional quarter of service of the twelve (12)-quarter period measured from the First Vest Date], unless otherwise provided by the Plan or Section 4 below.

3. Termination of Service. In the event of the termination of your Service for any reason, all unvested Restricted Stock Units shall be immediately forfeited without consideration.

4.	Special Acceleration.

(a) To the extent the Restricted Stock Units are outstanding at the time of a Corporate Transaction, such Restricted Stock Units shall automatically accelerate immediately prior to the effective date of the Corporate Transaction and shall become vested in full at that time. No such acceleration, however, shall occur if and to the extent: (i) these Restricted Stock Units are, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with comparable restricted stock units of the successor corporation (or parent thereof) or (ii) these Restricted Stock Units are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the Restricted Stock Units at the time of the Corporate Transaction and provides for subsequent pay- out

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in accordance with the vesting schedule set forth in Section 2 above. The determination of the comparability of restricted stock units under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive

(b) Immediately following the effective date of the Corporate Transaction, this Agreement shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this Agreement is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of units and the kind of shares or securities to be issued pursuant to this Agreement immediately after such Corporate Transaction.

(d) To the extent the Restricted Stock Units are outstanding at the time of a Change in Control, such Restricted Stock Units shall automatically accelerate immediately prior to the effective date of the Change in Control and shall become vested in full at that time.

(e) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5. Settlement of Restricted Stock Units. Restricted Stock Units shall be automatically settled in Shares upon vesting of such Restricted Stock Units, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax withholding obligations pursuant to Section 6 below and such issuance otherwise complies with all applicable law.

6. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Stock Units which, at the sole discretion of the Company, may include (i) having the Company withhold Shares from the settlement of the Restricted Stock Units, or (ii) any other arrangement approved by the Company, in any case, equal in value to the amount necessary to satisfy any such withholding tax obligations. The Company shall not be required to issue Shares pursuant to this Agreement unless and until such obligations are satisfied.

7. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

8. Non-Transferability of Restricted Stock Units. Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law.

9. Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Restricted Stock Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the

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Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

10. Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares issued pursuant to the Restricted Stock Units may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

11. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

12. Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until the Restricted Stock Units are settled upon vesting.

13.	Authorization to Release Necessary Personal Information.

(a) You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of these Restricted Stock Units under the Plan or with whom Shares acquired pursuant to these Restricted Stock Units or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for your participation in the Plan.

(b) Prior to the time that the Restricted Stock Units are settled upon vesting, you shall have no rights other than those of a general creditor of the Company. The Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

(c) You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to exercise or realize benefits from these Restricted Stock Units, and your ability to participate in the Plan.

14.	No Entitlement or Claims for Compensation.

(a) Your rights, if any, in respect of or in connection with these Restricted Stock Units or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By

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accepting these Restricted Stock Units, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. These Restricted Stock Units are not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor these Restricted Stock Units or any other Award granted under the Plan shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, these Restricted Stock Units or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(c) You agree that your rights hereunder shall be subject to set-off by the Company for any valid debts you owe the Company.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

16. Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to you at the address maintained for you in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

17. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

18. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

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CISCO SYSTEMS, INC.

VESTING ACCELERATION POLICY

FOR

DEATH AND TERMINAL ILLNESS

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained by Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

For purposes of this policy:

•

the value of stock options and stock appreciation rights is based on the difference between the exercise price of the equity awards and the closing price of Cisco’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable; and

•

the value of stock grants, stock units, and unvested shares previously acquired pursuant to equity awards (such shares are referred to herein as “unvested equity award shares”) is based on the difference between the purchase price, if any, and the closing price of Cisco’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable.

ACCELERATION UPON DEATH OF EMPLOYEE

Upon the death of an employee, Cisco will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of death. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of death as to all unvested equity awards and/or unvested equity award shares. For example, if an employee held unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of Cisco’s stock on the date of the employee’s death was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

EXCLUSIONS: NO accelerated vesting will occur if suicide is indicated on the death certificate

ACCELERATION UPON TERMINAL ILLNESS OF EMPLOYEE

Upon the terminal illness of an employee, Cisco will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of the terminal illness. An employee will be considered terminally ill upon the approval by Cisco’s employee life insurance provider of the accelerated life insurance benefit which indicates 12 months or less to live. The date of terminal illness will be the date the determination is made by Cisco’s employee life insurance provider. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of the terminal illness as to all unvested equity awards and/or unvested equity award shares. For example, if an employee holds unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of Cisco’s stock on the date that the employee is determined to be terminally ill was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

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CISCO SYSTEMS, INC.

VESTING POLICY

FOR

LEAVES OF ABSENCE

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained by Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

SUSPENSION OF VESTING UPON AUTHORIZED LEAVE OF ABSENCE

The exercise or vesting schedule in effect for any outstanding equity award and any unvested shares previously acquired pursuant to any equity award (such shares referred to herein as “unvested equity award shares”) held by an employee at the time of the employee’s commencement of an authorized leave of absence shall be suspended as of the first day of the authorized leave of absence, and the equity award and any unvested equity shares shall not vest and/or become exercisable for any additional shares during the period the employee remains on such leave of absence.

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CISCO SYSTEMS, INC.

TRANSFER POLICY

FOR

DIVORCE

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained by Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

PROHIBITION ON TRANSFER OF EQUITY AWARDS UPON DIVORCE

Equity awards and any unvested shares acquired pursuant to equity awards shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process in connection with the divorce of the holder of such equity award or shares.

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